UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 14, 2009
The First Bancshares, Inc.
(Exact name of registrant as specified in its charter)
Mississippi	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6480 U.S. Hwy 98 West, Hattiesburg, MS	39402
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(601) 268-8998
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2009, The First Bancshares, Inc. issued a press release announcing that M. Ray “Hoppy” Cole will be named Chief Executive Officer (CEO) of The First, A National Banking Association and The First Bancshares, Inc,  and will be taking over the day-to-day operations of the bank as of  September 14, 2009.  It was also announced  that David E. Johnson will continue as Chairman of the Board of The First, A National Banking Association and The First Bancshares, Inc., carrying out newly-expanded responsibilities of that office.

M. Ray “Hoppy” Cole, Jr., is 47 years of age and has served as a Director since 1998  and  has been employed by the bank  since 2002, first as President of the Picayune, MS, location and then as Southern Region President.  He became President of the banking system in 2006 and  relocated his office to Hattiesburg, MS, in 2007.

The public announcement was made by means of a news release, the text of which is set forth in Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits
 99.1 Press Release dated  September 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First Bancshares, Inc.
(Registrant)

Date:	September 14, 2009
/s/ M. Ray “Hoppy” Cole, Jr.
President and CEO
(Printed Name)
(Title of Registrant Representative)